UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PRINCETON BANCORP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRINCETON BANCORP, INC.

183 Bayard Lane

Princeton, New Jersey 08540

(609) 921-1700

March [•], 2024

To Our Shareholders:

You are cordially invited to the 2024 Annual Meeting of Shareholders (the “annual meeting”) of Princeton Bancorp, Inc. (the “Company”). Similar to last year, the annual meeting will be held virtually over the Internet on Tuesday, April 23, 2024, at 10:00 a.m., Eastern Time. The annual meeting can be accessed by visiting //meetnow.global/[•] where you will be able to listen to the meeting live, submit questions and vote online. Shareholders of record will need a control number to access the meeting. The control number can be found on the enclosed proxy card. The annual meeting will not be held in person.

At the annual meeting, shareholders will be asked to consider and vote upon: (i) the election of eight directors to the Company’s board of directors, each to serve until the 2025 Annual Meeting of the shareholders, and until his or her successor is elected and qualified; (ii) an advisory vote to approve our named executive officer compensation; (iii) a proposal to approve an amendment to the Company’s articles of incorporation to authorize a class of 2,000,000 shares of preferred stock; (iv) a proposal to ratify the selection of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and (v) such other business as shall properly come before the annual meeting or any adjournment or postponement of the annual meeting.

The board of directors of the Company urges you to vote in favor of each of the board’s director nominees, and “FOR” proposals (ii) through (iv) above.

Your vote is important. On behalf of the board of directors, we urge you to submit a proxy by mail, telephone or internet as soon as possible, even if you plan to attend the annual meeting virtually. This will not prevent you from voting online at the annual meeting, but it will assure that your vote is counted if you are unable to attend virtually.

Very truly yours,

Richard J. Gillespie
Chairman

PRINCETON BANCORP, INC.

183 Bayard Lane

Princeton, New Jersey 08540

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 23, 2024

Notice is hereby given that the Annual Meeting of Shareholders (the “annual meeting”) of Princeton Bancorp, Inc. (the “Company”) will be held virtually over the Internet on Tuesday, April 23, 2024 at 10:00 AM Eastern Time. The annual meeting can be accessed by visiting meetnow.global/[•], where you will be able to listen to the meeting live, submit questions and vote online. Shareholders of record will need a control number to access the meeting. The control number can be found on your proxy card enclosed with this Notice. The annual meeting will not be held in person.

The annual meeting is being held for the purpose of considering and voting upon:

•	the election of eight directors to the Company’s board of directors, each to serve until the 2025 annual meeting of shareholders, and until his or her successor is elected and qualified;

•	an advisory vote to approve our named executive officer compensation;

•	a proposal to approve an amendment to the Company’s articles of incorporation to authorize a class of 2,000,000 shares of preferred stock;

•	a proposal to ratify the selection of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and

•	such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The board of directors has fixed the close of business on March 4, 2024 as the record date for the annual meeting. Only the Company’s shareholders as of the record date are entitled to notice of, and to vote at, the annual meeting, or any adjournment or postponement of the annual meeting.

Regardless of whether you plan to attend the annual meeting online, please submit your proxy with voting instructions as soon as possible. Please complete, sign, date and return the accompanying proxy card in the enclosed self-addressed, stamped envelope, or vote by telephone or internet in accordance with the instructions on the proxy card. If you hold your stock through a bank or broker, please direct your bank or broker to vote in accordance with the instructions you have received from your bank or broker. Any holder of record of the Company’s common stock who is present virtually at the annual meeting may vote online instead of by proxy, thereby canceling any previous proxy. In any event, a proxy may be revoked in writing at any time before its exercise at the annual meeting in the manner described in the accompanying proxy statement.

A copy of the Company’s annual report for the fiscal year ended December 31, 2023 accompanies this notice and proxy statement.

Important Notice Regarding Availability of Proxy Materials for the annual meeting of Shareholders to Be Held on April 23, 2024: Our proxy statement and annual report are available at www.edocumentview.com/bprn.

If you would like to receive any of the Company’s filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or press releases, please contact Daniel J. O’Donnell, Executive Vice President, General Counsel and Chief Operating Officer, Princeton Bancorp, Inc., 183 Bayard Lane, Princeton, New Jersey 08540, (609) 454-0129.

BY ORDER OF THE BOARD OF DIRECTORS

ROBERT N. RIDOLFI
Secretary

March [•], 2024

PRINCETON BANCORP, INC.

183 Bayard Lane

Princeton, New Jersey 08540

PROXY STATEMENT FOR ANNUAL MEETING

OF SHAREHOLDERS TO BE HELD ON APRIL 23, 2024

This proxy statement is being furnished to shareholders of Princeton Bancorp, Inc. (the “Company”) in connection with the solicitation by the board of directors of the Company of proxies to be voted at the Annual Meeting of Shareholders (the “annual meeting”) to be held virtually over the Internet at 10:00 AM Eastern Time on Tuesday, April 23, 2024, or at such later date and time to which the annual meeting may be adjourned or postponed. The meeting can be accessed by visiting //meetnow.global/[•], where you will be able to listen to the meeting live, submit questions and vote online. Shareholders of record will need a control number to access the meeting. The control number can be found on your proxy card accompanying this proxy statement. The annual meeting will not be held in person.

At the Company’s annual meeting, you will be asked to consider and vote upon the following matters:

1.	the election of eight directors to the Company’s board of directors, each to serve until the 2025 Annual Meeting of shareholders, and until his or her successor is elected and qualified;

2.	an advisory vote to approve our named executive officer compensation;

3.	a proposal to approve an amendment to the Company’s articles of incorporation to authorize a class of 2,000,000 shares of preferred stock;

4.	a proposal to ratify the selection of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and

5.	such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Information regarding the election of directors and the other proposals is included in this proxy statement. In accordance with Pennsylvania law and the bylaws of the Company, no other business may be transacted at the annual meeting. Shareholders should carefully read this proxy statement.

The first date on which this proxy statement and the enclosed form of proxy are being sent to the shareholders of the Company is on or about March [•], 2024. Throughout this document, references to “we,” “us,” or “our” refer to the Company and its consolidated subsidiaries.

INFORMATION ABOUT VOTING

Why am I receiving these materials?

You are receiving these materials in connection with the solicitation of proxies on behalf of our board of directors for use at the 2024 Annual Meeting of Shareholders, which will take place on Tuesday, April 23, 2024, at 10:00 a.m., Eastern Time. As a shareholder as of the close of business on March 4, 2024, which is the record date fixed by the board of directors, you are entitled and urged to vote your shares on the proposals described in this proxy statement, and are invited to attend the annual meeting, which will be held online. The annual meeting will not be held in person.

How are proxies being solicited?

This proxy solicitation is being made by and at the direction of the board of directors of the Company, and we will pay all expenses relating to the solicitation. In addition to the use of the mails, proxies may be solicited personally, by telephone, by email or by other electronic means by officers, directors and employees of the Company, who will not be compensated for such solicitation activities. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse those persons for their reasonable expenses. Please cast your vote by proxy immediately by mail, telephone or internet.

What is on the agenda for the annual meeting?

The agenda for the annual meeting includes:

•	the election of eight directors to the Company’s board of directors, each to serve until the 2025 Annual Meeting of shareholders, and until his or her successor is elected and qualified;

•	an advisory vote to approve our named executive officer compensation;

•	a proposal to approve an amendment to the articles of incorporation to authorize a class of 2,000,000 shares of preferred stock; and

•	a proposal to ratify the selection of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Who can vote?

You can vote at the annual meeting if you are a holder of our common stock on the record date. The record date is the close of business on March 4, 2024. Each share of common stock you own as of the record date entitles you to one vote for each director to be elected in the election of directors and one vote on the other proposals being submitted to the shareholders at the annual meeting. As of March 4, 2024, there were 6,337,105 shares of common stock outstanding and entitled to vote.

May I attend the annual meeting? What do I need in order to attend the meeting?

The annual meeting will be conducted completely online via the internet. You are entitled to participate in the annual meeting only if you were a shareholder of record of the Company as of the close of business on March 4, 2024, the record date for the annual meeting, or if you hold a valid proxy for the annual meeting. No in-person meeting will be held.

Shareholders may attend and participate in the meeting by visiting meetnow.global/[•]. To participate in the annual meeting, you will need the control number included on your proxy card enclosed with this proxy statement.

If you hold your shares through an intermediary, such as a bank or broker, then in order to attend and participate in the meeting you must (1) obtain a written legal proxy from such intermediary authorizing you to vote those shares online at the annual meeting and (2) register in advance using the instructions below.

We encourage you to access the meeting before the start time of 10:00 a.m., Eastern Time, on April 23, 2024. Please allow ample time for online check-in, which will begin at 9:45 a.m., Eastern Time, on April 23, 2024. Please follow the instructions as outlined in this proxy statement and your proxy card.

Do I need to register in advance to attend the annual meeting virtually?

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the annual meeting virtually. Please follow the instructions on the proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must (1) obtain a written legal proxy from your bank, brokerage firm or other nominee authorizing you to vote those shares online at the annual meeting and (2) register in advance to attend the annual meeting virtually on the Internet. To register to attend the annual meeting online by webcast you must submit your written legal proxy reflecting your Company holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 22, 2024.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

•	By email - Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

•	By mail - Please enclose an image of your legal proxy addressed to:

Computershare

Princeton Bancorp Legal Proxy

P.O. Box 43006

Providence, RI 02940-3006

Why is the annual meeting a virtual, online meeting?

For the safety and convenience of our shareholders, our board of directors decided not to hold an in-person annual meeting this year. All of our annual meetings since 2020 have been held virtually as well.

How may I vote my shares at the virtual annual meeting?

If you hold shares of the Company’s common stock as the shareholder of record, you have the right to vote those shares at the annual meeting. Please follow the instructions on your proxy card and at meetnow.global/[•] in order to vote your shares during the meeting. Shareholders of record will need a control number to access the meeting. The control number can be found on your proxy card.

If you are a beneficial owner and hold shares of the Company’s common stock in street name, you cannot vote the shares you beneficially own through the online voting platform unless you have a written legal proxy from your bank, brokerage firm or other nominee to do so. If you obtain a written legal proxy, please follow the instructions above under “Do I need to register in advance to attend the annual meeting virtually on the Internet?” in order to vote your shares during the meeting.

We encourage you to access the meeting before the start time of 10:00 a.m., Eastern Time, on April 23, 2024. Please allow ample time for online check-in, which will begin at 9:45 a.m., Eastern Time, on April 23, 2024.

Even if you plan to attend the virtual annual meeting, you should submit a proxy card or voting instruction form for your shares in advance, so that your vote will be counted if you later decide not to attend the virtual annual meeting.

How do I vote shares held directly in my name without attending the annual meeting?

If you hold your shares directly and not through a bank, brokerage firm or other nominee, even if you plan to attend the virtual annual meeting, you may vote your shares in one of the other following ways:

•	By Mail. If you choose to vote by mail, complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided.

•	By Telephone. If you choose to vote by telephone, call toll-free 1-800-652-VOTE (8683). Please note telephone votes must be cast prior to 11:59 P.M. EDT on April 22, 2024.

•	By Internet. If you choose to vote by internet, log onto www.investorvote.com/BPRN. Please note internet votes must be cast prior to 11:59 P.M. EDT on April 22, 2024.

How do I vote if shares are held through a bank, brokerage firm or other nominee?

If you hold your shares through a bank, brokerage firm or other nominee, you will need to vote your shares by providing voting instructions to your bank, brokerage firm or other nominee, in accordance with the voting instruction form provided to you by your bank, brokerage firm or other nominee, or by obtaining a legal proxy from your bank, brokerage firm or other nominee authorizing you to vote those shares at the virtual annual meeting. Only with a legal proxy from your bank, brokerage firm or other nominee can you cast your vote using the online voting platform at the annual meeting.

How will my proxy be voted?

Your proxy will be voted as you specify in your proxy. However, unless contrary instructions are given, we plan to vote signed and returned proxies FOR the election of each of the board of directors’ nominees named in this proxy statement, FOR the approval of our named executive officer compensation, FOR the approval of the amendment to the articles of incorporation to authorize a class of preferred stock, and FOR the approval of the proposal to ratify the selection of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

If you hold your shares of the Company’s common stock through a broker or other nominee, under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters. Among other things, the election of directors, matters related to executive compensation, and amendments to the Company’s articles of incorporation are considered non-routine. If you do not give your broker or other nominee instructions on how to vote your shares, votes may not be cast on your behalf with respect to non-routine matters. If your broker or other nominee submits a proxy but does not vote your shares on a particular proposal because it has not received voting instructions from you, your shares will be considered to be “broker non-votes” with regard to that matter. See “What is a broker non-vote?” below.

At the annual meeting, a judge of elections will tabulate ballots cast by shareholders present virtually and voting online and votes cast by proxy.

What is a broker non-vote?

A broker non-vote occurs when a bank or brokerage firm holding shares on behalf of a shareholder does not receive voting instructions from the shareholder by a specified date before the annual meeting and the bank or brokerage firm is not permitted under applicable stock exchange rules to vote, or otherwise does not vote, those undirected shares on specified matters. Thus, if you do not give your broker specific instructions, your shares may not be voted on those matters (so-called “broker non-votes”) and will not be counted in determining the number of shares necessary for approval. Broker non-votes are not considered to be votes cast and, therefore, generally have no effect on the outcome of elections of directors or other matters that are determined based on votes cast.

Can I revoke my proxy or change my vote after submitting my proxy?

Yes. A proxy may be revoked or changed prior to its use at the annual meeting by:

•	sending a written notice to the Secretary of Princeton Bancorp, Inc. at 183 Bayard Lane, Princeton, New Jersey 08540, stating that you would like to revoke your proxy;

•	delivering to the Secretary of Princeton Bancorp a later-dated, signed proxy (including by telephone or internet); or

•	attending the annual meeting virtually and voting online.

Merely attending the annual meeting virtually does not mean that you have revoked your proxy. You must attend the meeting and vote online in order for your proxy to be revoked.

What constitutes a quorum at the annual meeting and how are votes counted?

We need a quorum of shareholders to hold a valid annual meeting. A quorum will be present if at least a majority of the outstanding shares of common stock entitled to vote are represented online or by proxy at the annual meeting.

How many votes are required for the election of directors?

Directors are elected by a plurality vote of shares of common stock cast online or by proxy at the annual meeting. A “plurality” means that the individuals who receive the greatest number of “FOR” votes are elected as directors, up to the number of directors to be elected at the annual meeting. Because the election of directors is based on a plurality of the votes, “withhold” votes, as well as broker non-votes, will have no effect on the outcome of the election of directors. Shareholders of the Company are not entitled to cumulative voting rights.

How many votes are required to approve, on an advisory basis, the compensation of the Company’s named executive officers, to approve the amendment to the articles of incorporation and to ratify the selection of the Company’s independent registered public accounting firm?

The affirmative vote of a majority of the votes cast at the annual meeting, provided that a quorum is present, is required to (i) approve, on an advisory basis, the compensation of the Company’s named executive officers; (ii) approve the amendment to the articles of incorporation; and (iii) ratify the selection of the Company’s independent registered public accounting firm. Abstentions and broker non-votes will have no effect on the voting results for these proposals.

Where can I find the voting results of the annual meeting?

The Company will report the voting results by filing a current report on Form 8-K with the Securities and Exchange Commission (the “SEC”) within four business days after the date of the annual meeting. If the final voting results are not known when the Company files its report, it will amend the initial report to disclose the final voting results within four business days after those results become known.

MATTER NO. 1

ELECTION OF DIRECTORS

The board of directors is elected by the shareholders to represent their interest in the Company. Our board of directors works closely with executive management and oversees the development and execution of our business strategy.

Board Composition

The Company is managed by our board of directors. Our articles of incorporation provide that the number of directors constituting the entire board of directors will not be less than three nor more than 25, and further provide that the exact number will be fixed from time to time by our board of directors. The board of directors has fixed the number of directors constituting the entire board of directors at eight.

Nomination Process

The board of directors has a nomination committee that makes reports and recommendations to the board from time to time, but no less frequently than annually, regarding the size of the board and board nominees.

While the Bank does not have a formal diversity policy for membership on the board of directors, the Bank currently has two “diverse” directors as defined in the board diversity rules adopted by Nasdaq, Judith Giacin and Stephen Shueh. When a vacancy occurs on the board, the nomination committee and the full board will seek directors who represent a mix of backgrounds and experiences that will enhance the quality of the board’s deliberations and decisions. The nomination committee will consider, among other factors, diversity with respect to viewpoint, skills, experience and community involvement in its evaluation of candidates for board membership.

The current members of the board of directors have a diversity of experience and a wide variety of backgrounds, skills, qualifications, and viewpoints that strengthen their ability to carry out their oversight role on behalf of our shareholders. The following matrix is provided to illustrate the knowledge, skills and experience of the directors that serve on our board. The matrix does not encompass all of the knowledge, skills and experience of our directors, and the fact that a particular knowledge, skill or experience is not listed does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill or experience with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. However, the matrix indicates a specific area of focus or expertise that the directors bring to our board. More information on each director’s qualifications and background can be found in the director biographies below. Our nomination committee regularly review the attributes required of board members in order to better facilitate our long-term goals and operational performance, enhance our corporate culture and promote diversity and inclusiveness at our company.

The following matrix shows those skills and the number of directors having each skill, highlighting the diversity of skills on the board of directors, as well as age and board tenure information.

Director Experience	Number of Directors	Director Tenure	Number of Directors
Business Generation	8	Less than Eight Years	1
Mergers and Acquisitions	1	Nine to Fifteen Years	1
Public Company Executive	2	Greater than Fifteen Years	6
Accounting/Finance	6
Branding/Marketing	3	Director Age
Regulatory	3	45 to 55	1
Real Estate	5	55 to 65	1
Asset/Liability Management	6	65 to 75	2
Tech and Cyber	1	75 and Over	4
Community Reinvestment	5

The following matrix summarizes certain demographic characteristics of the board of directors:

Board Diversity Matrix (As of March 4, 2024)
Total Number of Directors	8
Part I: Gender Identity	Female	Male
Directors	1	7
Part II: Demographic Background
Asian	0	1
Native Hawaiian or Pacific Islander	0	1
White	1	6
Two or More Races or Ethnicities	0	1
LBGTQ+_	0

The board of directors has nominated the eight director candidates identified in this proxy statement, and it is intended that the proxies solicited by the board of directors will be voted “FOR” the election of each of the board of directors’ director nominees (unless the shareholder otherwise directs). If, for any reason, any board of directors’ director nominee becomes unavailable for election or service on the board of directors, the proxy solicited by the board of directors will be voted for such substituted director nominee as is selected by the board of directors. The board of directors has no reason to believe that any of the director nominees are not available or will not serve if elected.

Director Nominees

Each director nominee has been nominated to serve until the 2025 Annual Meeting of shareholders, and until his or her successor is elected and qualified. Each nominee is an incumbent director of the Company. The names of our directors and certain information about them are set forth below.

Richard J. Gillespie, Chairman. Richard J. Gillespie is the retired Founder and President of Gillespie, Inc. Started in 1973, the agency grew to become one of the 75 largest advertising agencies in the United States with annual billings in excess of $200 million. The agency was acquired by McCann-Erickson in 1998 and Mr. Gillespie served on both the North American and Worldwide Boards of the firm’s direct marketing division before retiring in 2005. Highly experienced in financial services marketing, Mr. Gillespie has worked with many major banks and financial services companies including Capital One, The Bank of New York, Household and MBNA, to name a few. He was elected to the New Jersey Advertising Hall of Fame. He also served as Vice Chairman and later Chairman of MediGuide America, a health services company with clients in over 60 countries, from 2006 until it was sold in 2023. He has also served as President of RG Development, a real estate development firm with interests in New Jersey, since 2006. Richard Gillespie is 79 years old and has served on our board of directors since 2007. Mr. Gillespie is qualified to serve as a director due to his previous board experience, his familiarity with the financial services industry and his business ties to our market.

Stephen Distler, Vice Chairman. Stephen Distler spent 25 years in the financial services industry. From 1984 to 2002 he worked at Warburg Pincus, LLC, one of the world’s pre-eminent private equity investment firms, principally serving as Managing Director and Treasurer. He is an active venture investor and a member of the board of directors of Teachers Support Network, Inc., a for-profit education company. Since 2008, he has been co-owner of Elements, a restaurant in Princeton, New Jersey. Stephen Distler is 70 years old and has served on our board of directors since 2007. Mr. Distler is qualified to serve as a director due to the broad experience garnered during a lengthy career in the financial services industry, his business evaluation and development skills and his ties to the local business community.

Ross Wishnick, Vice Chairman. Ross Wishnick was a homebuilder for 25 years specializing in the development of active adult communities. He was a senior executive with Crestwood Village, Inc. (1978-1997), a New Jersey developer and one of the pioneers in that segment of the homebuilding industry. In addition, Mr. Wishnick was a founding director of First Washington State Bank headquartered in Windsor, New Jersey, and served as such from 1988 to 2005. He served on the loan, personnel and technology committees during his tenure. Mr. Wishnick was a member of (2009 to 2020) and chaired the Princeton Human Services Commission, which provides services to youths and seniors in general assistance and advocacy for this segment of the local population. As part of this Commission, Mr. Wishnick took the lead on founding Send Hunger Packing Princeton (2013-present), which provides supplemental weekend food for low resource students. Mr. Wishnick was also a member of the advisory board of the Princeton Education Foundation (PEF) (2010-2013). PEF supports excellence in Princeton Regional Schools by contributing raised funds for capital improvements, educational programs and teacher support. Mr. Wishnick is also a member and past treasurer of the Princeton Democratic Municipal Committee (PDMC) (2008-present) which is an elected position. In March 2021, Mr. Wishnick and his son opened a Jersey Mike’s Subs franchise in Massachusetts, and have subsequently been approved to open three additional locations. Ross Wishnick is 72 years old, has served on our board of directors since 2007 and currently serves as Vice Chairman. Mr. Wishnick is qualified to serve as a director due to his commercial real estate development skills, his previous bank director experience and his ties to the local community.

Edward J. Dietzler. Edward Dietzler currently serves as the Company’s and the Bank’s president and chief executive officer. Mr. Dietzler joined the Bank in September 2009 as Senior Vice President of Corporate Development and was promoted to Executive Vice President and Chief Operations Officer in March 2011. He became Acting President in January 2012 and was promoted to President of the Bank in May 2012. In June 2012, Mr. Dietzler was appointed to the board of directors of the Bank. In January 2018, he was named chief executive officer of the Bank. He has served as the president and chief executive officer of the Company since its formation in February 2022. Prior to coming to the Bank, he was the Managing Director at Bear Stearns Bank and Trust in Princeton, New Jersey from November 2007 through August 2008. While at Bear Stearns he was responsible for all aspects of banking and mortgage operations. From May 2003 through October 2007, he was with Yardville National Bank as First Senior Vice President of Capital Markets, where he oversaw the balance sheet and capital management. Prior to that, Mr. Dietzler was with GMAC Mortgage as the Director of Risk Management from December 1997 through May 2003 and was responsible for derivative trading and balance sheet management. Mr. Dietzler is 59 years old. Mr. Dietzler is a graduate of Widener University where he earned a Master’s degree in Business Administration. Throughout his career, Mr. Dietzler has been active in numerous community, charitable and educational organizations in the local area. Mr. Dietzler is qualified to serve as a director due to his role as the president of the Bank, his business development skills, his familiarity with our operations and his ties to our market.

Judith A. Giacin. Judith A. Giacin is a founding member of the Certified Public Accounting firm Horvath & Giacin, P.C. She has been a Certified Public Accountant for over 40 years helping clients to achieve both personal and corporate financial goals. She is currently a member of the New Jersey Society of Certified Accountants and a member of the American Institute of Certified Public Accountants. Ms. Giacin earned her Masters of Business Administration (MBA) from Rutgers University. Judith A. Giacin is 77 years old and has served on our board of directors since 2007. Ms. Giacin is qualified to serve as a director due to her expertise and skills as a Certified Public Accountant, her familiarity with our operations, her business ties to our market and her involvement in local community activities. The board of directors has determined that Ms. Giacin is an “audit committee financial expert,” as defined in the regulations of the SEC.

Robert N. Ridolfi, Esq. Robert N. Ridolfi is the managing member of the law firm Robert N. Ridolfi, LLC, specializing in land use and real estate law. Since 1974, he has been both a licensed attorney in the State of New Jersey and a member of U.S. District Court, District of New Jersey. He is a 1970 graduate of Princeton University and a 1974 graduate of the University of Denver’s College of Law. Since 1974, Mr. Ridolfi has been a member of both the New Jersey Bar Association and the Mercer County Bar Association, where for several years he served as Chairman of the Real Estate Section. In 2014, he was appointed a member of the Mercer County Judicial and Prosecutorial Due Diligence Committee. Mr. Ridolfi has served as the attorney for the Mercer County Planning Board since 2007. Mr. Ridolfi has also been a Life Governor of the Board of Trustees for the Princeton Charter Club since 2002. He has had significant experience in complex residential and commercial financing transactions. Throughout his career, Mr. Ridolfi has been active in numerous communities as well as charitable and educational organizations in the Hopewell, New Jersey area. Mr. Ridolfi was recently elected to the Board of Directors of the Trumbull Atwood Association, the governing body of a residential condominium development in Stonington, Connecticut. Mr. Ridolfi is 76 years old and has served on our board of directors since 2007. Mr. Ridolfi is qualified to serve as a director due to his skills in the area of real estate law, his familiarity with our operations and his deep ties to the local community.

Stephen K. Shueh. Since 1997, Stephen K. Shueh has been a Managing Partner of Roundview Capital, a money management firm for high net worth families and institutions. He is also a Partner in Interlock Capital, and serves on the board of directors of Greyscale AI, a Series A Silicon Valley based company. Mr. Shueh received an A.B. with honors from Princeton University, and earned an M.B.A. from The Wharton School of the University of Pennsylvania where he was the recipient of the Dean’s Award. He helped create, and currently serves on, the investment committee to manage the endowment for Grounds for Sculpture, which was founded in 1992 by artist and philanthropist John Seward Johnson II. He has chaired the Endowment Management Committee for the United Way of Greater Mercer County since 2009. He has been active with the Princeton YMCA since 2003, and served as Chairman of the Joint Trustees of the Princeton YMCA/YWCA in 2015. He served on the board of the Montgomery Basketball Association from 2014 to 2024. He has served as Vice President of the Montgomery Township Education Foundation since 2013. In 2016, he joined the Montgomery Township Recreation Committee to help manage the township’s significant investments in its parks and recreational facilities. He currently serves as Chairman of the Recreation Committee. He served on the board of directors for the various funds managed by Lightbox Ventures, an early-stage venture firm in India, from 2019 to 2022. Stephen Shueh is 48 years old and has served on our board of directors since 2008. Mr. Shueh is qualified to serve as a director due to his business development skills, his experience as a director, his familiarity with our operations, and his ties to our market.

Martin Tuchman. Martin Tuchman has served as the Chairman and Chief Executive Officer of The Tuchman Group, a firm with holdings in real estate, banking and international shipping, since 2007. He has served on the Board of Directors of FTAI Aviation Ltd., a NASDAQ listed company, since November 2022. He served on the Board of Directors of Fortress Transportation and Infrastructure, LLC, a New York Stock Exchange listed company, from May 2015 to November 2022. Mr. Tuchman served as Vice Chairman of First Choice Bank in Lawrenceville, New Jersey from December 2008 to April 2015, and served as Chairman of First Choice Bank from April 2015 to December 2016. He served on the Board of Directors of Yardville National Bancorp from 2000 to 2007. He served on the Board of Directors of Horizon Lines, Inc. from November 2011 to May 2015 and on the Board of Directors of SeaCube Container Leasing Ltd., from March 2011 to April 2013. Mr. Tuchman holds a Bachelor of Science degree in Mechanical Engineering from the New Jersey Institute of Technology and a M.B.A. from Seton Hall University. Mr. Tuchman is 83 years old and joined our board of directors in September 2017. Mr. Tuchman is qualified to serve as a director due to his previous board experience, his experience as a bank director, his extensive business leadership experience and his ties to our market.

Except as described above with regard to Mr. Tuchman and FTAI Aviation, Ltd., no director of the Company is also a director of a company having a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, referred to as the “Exchange Act,” or subject to the requirements of Section 15(d) of such act, or any company registered as an investment company under the Investment Bank Act of 1940.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF ITS NOMINEES TO THE BOARD OF DIRECTORS OF THE COMPANY, EACH TO SERVE UNTIL THE 2025 ANNUAL MEETING OF SHAREHOLDERS, AND UNTIL HIS OR HER SUCCESSOR IS ELECTED AND QUALIFIED.

MATTER NO. 2

ADVISORY VOTE TO APPROVE OUR NAMED EXECUTIVE OFFICER COMPENSATION

As required pursuant to Section 14A of the Exchange Act, we are asking our shareholders for a non-binding vote on the compensation of our named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers. The current frequency of our shareholder advisory votes on executive compensation is every year. The next shareholder advisory vote will occur in 2025.

Even though this say-on-pay vote is advisory and therefore will not be binding on us, the members of our compensation committee and board of directors value the opinions of our shareholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our shareholders’ concerns and our compensation committee will evaluate what actions may be necessary or appropriate to address those concerns.

In deciding how to vote on this proposal, the board of directors urges you to consider the following factors:

•

Our executive compensation program is designed to attract and retain executive officers by offering a competitive salary, the potential for short-term and long-term incentive compensation awards (cash and stock), tax-qualified retirement benefits and health and welfare benefits.

•

The Company’s Compensation Committee has designed compensation packages for the Company’s senior executives to be competitive with the compensation offered by those peers with whom we compete for management talent.

•

The Company’s compensation practices have not and do not include the abusive and short-term practices that have been prevalent at some large financial institutions. The Company’s compensation program does not encourage excessive and unnecessary risks that would threaten the value of the Company.

Shareholders are urged to read the “Board of Directors and Committees–Compensation Processes and Procedures” and “Executive Officers and Compensation–Executive Compensation” sections of this proxy statement for greater detail about our executive compensation programs, including information about the fiscal year 2023 compensation of our named executive officers.

We are asking our shareholders to indicate their support for our executive compensation program as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussion, is hereby APPROVED.”

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

MATTER NO. 3

PROPOSAL TO APPROVE AND ADOPT AN AMENDMENT

TO OUR ARTICLES OF INCORPORATION

General

The Company’s board of directors has approved, and is recommending shareholder approval of, an amendment to the Company’s articles of incorporation (“Articles of Incorporation”) to authorize a class of preferred stock (the “Preferred Stock”) consisting of 2,000,000 shares, and to empower the Board of Directors to issue such shares as a class or in one or more series, with such voting, dividend, redemption, sinking fund, conversion, exchange, liquidation and other rights as are determined by the Board of Directors, without further shareholder approval.

Provisions in a company’s certificate of incorporation authorizing preferred stock in this manner are often referred to as “blank check” provisions because they give a board of directors the flexibility, at any time or from time to time, without further shareholder approval (except as may be required by applicable laws, regulatory authorities, or the rules of any stock exchange on which the company’s securities are then listed), to create one or more series of preferred stock and to determine by resolution the terms of each such series or the class as a whole. The authority of the board of directors with respect to each series and the class, without limitation, includes a determination of the following: (a) the number of shares to constitute the series, (b) the liquidation rights, if any, (c) the dividend rights and rates, if any, (d) the rights and terms of redemption, (e) the voting rights, if any, which may be full, special, conditional, or limited, (f) whether the shares will be convertible or exchangeable into other securities of the Company, and the rates thereof, if any, (g) any limitations on the payment of dividends on the common stock while any series is outstanding, (h) any other provisions that are not inconsistent with the Company’s Articles of Incorporation, and (i) any other preference, limitations, or rights that are permitted by law.

Terms of the Amendment

Specifically, we propose that Article Five of the Articles of Incorporation be amended and restated to be read in its entirety as follows:

“FIFTH. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 17,000,000 shares, divided into two classes consisting of 15,000,000 shares of common stock without par value (“Common Stock”), and 2,000,000 shares of preferred stock having such par value as the board of directors shall fix and determine, as provided in the paragraph below (“Preferred Stock”).

The Preferred Stock may be issued from time to time as a class without series or, if so determined by the board of directors of the Corporation, either in whole or in part, in one or more series. There is hereby expressly granted to and vested in the board of directors of the Corporation authority to fix and determine (except as fixed and determined herein), by resolution, the par value, voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, including specifically, but not limited to, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of Preferred Stock (or the entire class of Preferred Stock if none of such shares have been issued), the number of shares constituting any such series and the terms and conditions of the issue thereof. Prior to the issuance of any shares of Preferred Stock, a statement setting forth a copy of each such resolution or resolutions and the number of shares of Preferred Stock of each such class or series shall be executed and filed in accordance with the Pennsylvania Business Corporation Law. Unless otherwise provided in any such resolution or resolutions, the number of shares of capital stock of any such class or series so set forth in such resolution or resolutions may thereafter be increased or decreased (but not below the number of shares then outstanding), by a statement likewise executed and filed setting forth a statement that a specified increase or decrease therein had been authorized and directed by a resolution or resolutions likewise adopted by the board of directors of the Corporation. In case the number of such shares shall be decreased, the number of shares so specified in the statement shall resume the status they had prior to the adoption of the first resolution or resolutions.”

Reasons for the Amendment

The board of directors believes that it is advisable to increase the Company’s authorized capital to include a class of Preferred Stock in order to increase the Company’s ability to raise capital and to enter into arrangements that provide for the potential issuance of such Preferred Stock in the future. The Preferred Stock would enable the Company to respond to market conditions and favorable acquisition or other opportunities without incurring the delay and expense associated with calling a special shareholders’ meeting to approve a contemplated Preferred Stock issuance. The delay and expense of seeking shareholder approval at the time of issuance could deprive the Company and its shareholders of the ability to effectively benefit from these opportunities as they may arise from time to time. The board of directors believes that being able to promptly and efficiently react to these opportunities puts the board of directors and management in a position to take actions that serve the best interests of the Company and its shareholders. The board of directors presently does not have any plan or proposal to issue Preferred Stock.

Additional Effects of the Proposed Amendment

The board of directors could authorize shares of Preferred Stock which have voting, dividend or other preferences over shares of its Common Stock and the issuance of Preferred Stock could dilute the voting power, equity position or share of earnings of common shareholders, although the board of directors has no present plan or proposal to do so. Preferred Stock also could be used to discourage or impede an attempt to obtain control of the Company by merger, tender offer, proxy contest or other means and could be used to inhibit the removal of incumbent management. At this time, the Company’s management is not aware of any attempts to obtain control of the Company.

If this proposal is approved, it will become effective upon the filing of articles of amendment amending the Articles of Incorporation with the Pennsylvania Department of State following the annual meeting.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION.

MATTER NO. 4

PROPOSAL TO RATIFY THE SELECTION OF WOLF & COMPANY, P.C. AS THE

COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR

ENDING DECEMBER 31, 2024

The Company’s independent registered public accounting firm for the year ended December 31, 2023 was Wolf & Company, P.C. (“Wolf & Company”). The audit committee has re-appointed Wolf & Company to continue as the independent registered public accounting firm for the Company for the year ending December 31, 2024. Shareholder ratification of the appointment of Wolf & Company is not required by the Company’s bylaws or otherwise. However, our board of directors is submitting the appointment of the independent registered public accounting firm to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment of Wolf & Company, the Company’s audit committee will reconsider whether it should select another independent registered public accounting firm. Even if the selection is ratified, the Company’s audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interests of the Company.

Representatives of Wolf & Company are expected to attend the annual meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The following table presents the aggregate fees billed or expected to be billed by Wolf & Company for the fiscal years ended December 31, 2023 and 2022.

Fee Category	2023 Fees		2022 Fees
Audit Fees [1]	$	[•]	$263,000
Audit-Related Fees [2]		—	—
Tax Fees [3]		—	—
All Other Fees [4]		[•]	69,695

Total fees	$	[•]	$332,695

[1]

Audit Fees consist of the aggregate fees billed for professional services rendered by Wolf & Company for the audit of the Company’s annual financial statements and review of financial statements included in Forms 10-Q, or services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

[2]

Audit-Related Fees consist of the aggregate fees billed for assurance and related services by Wolf & Company that are reasonably related to the performance of the audit and are not reported under “Audit Fees.” There were no audit-related fees paid during 2023 or 2022.

[3]

Tax Fees consist of the aggregate fees billed for professional services rendered by Wolf & Company for tax compliance, tax advice, and tax planning. The services comprising the fees disclosed under this category include the preparation of state and federal tax returns as well as assisting with calculating estimated tax payments. There were no tax fees paid to Wolf & Company during 2023 or 2022.

[4]

All Other Fees consist of the aggregate fees billed for products and services provided by Wolf & Company, other than the services reported under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees.” These fees were paid to Wolf & Company, P.C. during 2023 for consulting fees related to fair lending compliance and during 2022 for consulting fees related to Community Reinvestment Act, fair lending compliance, and information technology penetration testing services.

The audit committee’s charter includes a formal policy concerning the pre-approval of audit and non-audit services, including the fees and terms thereof, to be provided by the independent registered accounting firm of the Company, which are approved by the audit committee prior to the completion of the audit. The policy requires that all services to be performed by Wolf & Company, including audit services, audit-related services and permitted non-audit services, be pre-approved by the audit committee. The chairperson of the audit committee is authorized to execute any engagement letter or agreement with Wolf & Company for and on behalf of the Company, and to pre-approve audit and audit-related services between meetings of the audit committee, provided the chairperson reports any such approvals to the full audit committee at its next meeting. All services rendered by Wolf & Company are permissible under applicable laws and regulations, and the audit committee pre-approved all audit services performed by Wolf & Company during 2023.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF WOLF & COMPANY AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024.

BOARD OF DIRECTORS AND COMMITTEES

Director Independence

We determine the independence of the members of our board of directors and board committees by reference to the listing standards of The NASDAQ Stock Market LLC, or “NASDAQ.” Under the NASDAQ independence standards, all of our current directors and director nominees, other than Stephen Distler and Edward J. Dietzler, have been determined to be independent, and all of the members of our audit committee, compensation/HR committee, and nomination committee have been determined to be independent.

Director Attendance at Meetings

Each of our directors takes his and her commitment to serve on the board of directors very seriously as demonstrated by the superior attendance achieved each year. During 2023, the board held 11 meetings, the Audit Committee held four meetings, the Compensation/HR Committee held four meetings, and the Nomination Committee held one meeting. Each current director attended at least 75% of the aggregate meetings of the board of directors and of the committees of which such director was a member.

Our board of directors believes it is important for all directors to attend the annual meeting of shareholders to show support for the Company and to provide an opportunity to interact with shareholders directly. Although we do not have a policy with respect to director attendance at our annual meeting of shareholders, all of our directors attended the Bank’s 2023 Annual Meeting of shareholders either virtually or in person.

Board Leadership Structure

The Company’s board of directors is made up of eight directors, six of whom have been determined to be independent. We have chosen to keep separate the roles of chairman of the board of directors and chief executive officer. The Company’s board is chaired by Richard J. Gillespie, an independent director. Edward J. Dietzler serves as the Company’s Chief Executive Officer and President. We believe that keeping separate the roles of chairman and chief executive officer is an effective means by which the board of directors is able to independently manage risk oversight.

Board Risk Oversight

The Company’s board of directors has designated standing audit, nomination and compensation/HR committees. Each committee of the Company oversees risk within its area of responsibility. For example, the audit committee oversees risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters. Our board of directors oversees all identified material risks and is responsible for risk management. Our full board engages in discussions of risk management and receives any reports on risk from executive management, other Company officers, and from board committees, as appropriate.

Board of Director’s Role in Human Capital Management

Our board of directors believes that human capital management is an important component of our continued growth and success. Our board, through the compensation/HR committee, has regular involvement in talent retention and development and succession planning. The board has primary responsibility for chief executive officer succession planning and monitors management’s succession plans for other key executives. Our board believes that the establishment of a strong management team is the best way to prepare for an unanticipated executive departure.

Board of Directors’ Committees

The board of directors maintains an audit committee, a compensation/HR committee, and a nomination committee, among other committees.

Audit Committee. The audit committee consists of Judith A. Giacin (chair), Robert N. Ridolfi, Martin Tuchman and Richard J. Gillespie. In addition to being independent under the NASDAQ independence standards, the board of directors has determined that each member of the audit committee is also “independent” for purposes of Section 10A(m)(3) of the Exchange Act. The audit committee was established for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. The audit committee arranges for the Company’s examinations through its independent registered public accounting firm and third-party internal auditor, reviews and evaluates the recommendations of the examinations, receives all reports of examination of the Company by regulatory agencies, analyzes such reports, and reports to the Company’s board of directors the results of its analysis of the regulatory reports. The board of directors has determined that Judith A. Giacin is an “audit committee financial expert,” as defined in the regulations of the SEC.

Compensation/HR Committee. The compensation/HR committee consists of Richard J. Gillespie (chair), Judith A. Giacin, Martin Tuchman and Robert N. Ridolfi, each of whom has been determined by the board of directors to be “independent” within the meaning of the NASDAQ independence standards. The compensation/HR committee approves the compensation objectives for the Bank and establishes the compensation for the Chief Executive Officer and other named executive officers of the Bank. Our Chief Executive Officer makes recommendations to the compensation/HR committee from time to time regarding the appropriate mix and level of compensation for other executives. Those recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the compensation/HR committee and the board of directors. The compensation/HR committee reviews all compensation components for the Bank’s Chief Executive Officer and other named executive and senior officers. This includes base salary, short-term incentives, long-term incentives, non-qualified deferred compensation arrangements, and employment and change in control agreements. In addition to reviewing competitive market values, the compensation/HR committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise the executive’s total compensation package. Decisions by the compensation/HR Committee with respect to the compensation of executive officers are approved by the full board of directors. In addition, the compensation/HR committee assists the board of directors in its oversight of human capital management through succession planning and employee retention initiatives.

Nomination Committee. The nomination committee consists of Ross Wishnick (chair), Richard J. Gillespie and Robert N. Ridolfi. The nomination committee meets to discuss and nominate members to the board of directors and to review the size of the board on an annual basis. The committee also reviews on an annual basis the criteria for director independence and determines which directors satisfy that criteria, periodically monitors and evaluates the orientation and training needs of the directors, oversees the Company’s corporate governance practices, and periodically conducts an evaluation of the composition, competence and performance of the board and reports the results of that evaluation to the board.

Each of these committees is governed by a charter. Copies of the applicable committee charters are available on the Company’s website at www.thebankofprinceton.com within the Investor Relations section.

Audit Committee Report

In accordance with SEC regulations, the audit committee has prepared the following report. As part of its ongoing activities, the audit committee has:

•	reviewed and discussed with management the audited consolidated financial statements of the Company at and for the years ended December 31, 2023 and 2022;

•

discussed with Wolf & Company, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

•

received the written disclosures and the letter from Wolf & Company required by applicable requirements of the Public Company Accounting Oversight Board regarding Wolf & Company’s communications with the audit committee concerning independence, and has discussed with Wolf & Company its independence.

Based upon its review and the considerations and discussions referenced above, the audit committee recommended to the board of directors that the Company’s audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2023.

Submitted by the Audit Committee:

Judith A. Giacin (chair)

Robert N. Ridolfi

Richard J. Gillespie

Martin Tuchman

March [•], 2024

Compensation Processes and Procedures

The compensation/HR committee is organized and conducts its business pursuant to a written charter adopted by the board of directors, along with a written compensation philosophy that is reviewed annually by the compensation/HR committee. A copy of the current charter of the compensation/HR committee is posted under the “Governance Documents” tab on the “Investor Relations” page of the Bank’s website at www.thebankofprinceton.com. At least annually, the compensation/HR Committee reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full board of directors for approval as necessary. The compensation/HR Committee Charter requires the committee to oversee and administer the Company’s benefit plans and policies, as well as recommend to the board of directors the remuneration for our named executive officers and directors. Each year, the compensation/HR Committee reviews and evaluates the compensation of the directors and the total compensation package for the named executive officers. The evaluation performed by the compensation/HR Committee involves gathering relevant compensation and benefit information through market data and trends, as well as best practices in the banking industry. The compensation/HR Committee reports the results of its evaluation, along with compensation and benefit recommendations, to the board of directors, which makes the final determination on all compensation decisions regarding the directors and the named executive officers. The compensation/HR Committee also reviews aggregate salary and bonus budget information for non-executive employees.

During 2023, when evaluating the competitiveness and effectiveness of the Company’s compensation program, the compensation/HR Committee considered compensation data generated by S&P Global Market Intelligence from financial institutions located in New Jersey, Maryland and Pennsylvania ranging in asset size from $1 billion and $2.6 billion, the Pearl Meyer competitive assessment dated November 2021 and the New Jersey Bankers Association Executive Salary Survey which provides market data for New Jersey financial institutions that participate in the survey. The market data included: base salary ranges, short-term and long-term equity and cash incentives and total executive compensation. In light of the individual performance of each named executive officer and the compensation data reviewed, the compensation/HR Committee set 2023 base salaries for Messrs. Dietzler and O’Donnell and Ms. Adkins at $600,000, $500,000 and $295,000, respectively.

In recognition of the Company’s strong financial performance in 2023 and to further the Company’s long-term incentive program, our named executive officers were awarded restricted stock units in January 2024 equal to [•]% of each NEO’s base salary. The restricted stock units were awarded under the terms of the Company’s 2018 Equity Incentive Plan. The restricted stock unit awards (and related dividend equivalents) vest ratably over a three-year period. Dividend equivalents associated with any restricted stock unit award are not distributed until the underlying award vests. In the event an executive terminates employment for reasons other than death, all unvested restricted stock units will be forfeited. In the event of death, all unvested restricted stock units will vest. In the event of a change in control (as defined in the 2018 Equity Incentive Plan) all unvested restricted stock units will vest. See “– Summary Compensation Table” for the restricted stock unit awards granted to our named executive officers in 2023.

In 2023, the compensation/HR committee continued to structure the Company’s executive compensation program based on the following objectives set forth in the Company’s compensation philosophy:

1.

Design and implement an executive total compensation program that reflects best practices in the financial services industry, complies with the safety and soundness guidance issued by bank regulators and adapts to regulatory changes;

2.	Target executive compensation pay and benefits at levels that attract, motivate and retain the best individuals available to implement the Company’s strategic plan;

3.	Structure incentive compensation plans and arrangements around the attainment of individual and Company performance goals and the balance of an appropriate mix of risk and return; and

4.	Maintain double trigger employment and change in control agreements (“executive agreements”) where necessary and appropriate to insure a stable executive management team.

The Company executed the compensation philosophy objectives in 2023 through five (5) core components:

•	competitive base pay;

•	performance-based cash-based short-term incentives;

•	long-term equity-based incentives (restricted stock units);

•	employment agreements; and

•	tax-qualified and non-qualified retirement benefits.

The compensation/HR committee reviews the Company’s compensation philosophy on an annual basis to ensure it supports a total compensation package for the named executive officers that is competitive with market practice while varying awards to recognize Company and individual performance. The objective is to provide competitive pay for achieving performance goals consistent with the Company’s business objectives and performance. The board of directors believes our compensation program, policies and procedures appropriately addresses our objectives in connection with compensation and benefits for our named executive officers.

The compensation/HR committee reviews peer data, best practices in the banking industry, management recommendations and employee retention risks in its efforts to create a compensation and benefit program that balances risk and reward and is consistent with the Bank’s business strategy.

The Company’s compensation programs are designed to ensure that employees, including the named executive officers, are not encouraged to take unnecessary risks in managing the business of the Company. This includes:

•

Oversight of compensation programs (or components of programs) by the compensation/HR Committee and by a broad-based group of functions within the Company, including the Human Resources and Finance Departments;

•	Discretion provided to the compensation/HR committee to set targets, monitor performance, and determine final incentive award payouts to the named executive officers;

•	Short-and long-term incentive programs that provide a balanced mixture of cash and equity compensation;

•	Multi-year service-based vesting conditions with respect to the grant of Restricted Stock Units (RSUs) and its supplemental executive retirement plan; and

•

Recoupment and/or forfeiture of executive officer incentive-based compensation in the event the Company determines that financial results of the Company have been altered, inflated, and/or inappropriately manipulated for material gain or an infraction of recognized ethical business standards has caused financial, legal, reputational, or other harm to the Bank.

In addition, the compensation/HR committee periodically monitors the Company’s short-term and long-term incentive programs throughout the year to ensure that such programs do not encourage undue risk taking and appropriately balance risk and reward.

Nominations and Shareholder Communications

Shareholder Nomination Process. The board of directors will consider director candidates recommended by shareholders. Any shareholder who wishes to recommend a director candidate for consideration may send notice to Princeton Bancorp, Inc., 183 Bayard Lane, Princeton, New Jersey, 08540, Attention: Daniel O’Donnell, Executive Vice President, General Counsel and Chief Operating Officer. The notice should contain the information described in the section of this proxy statement titled “Shareholder Proposals.” The board of directors shall give director candidates recommended by shareholders the same consideration as director candidates recommended by other sources.

Shareholder Communications. Any shareholder who desires to send communications to our board of directors or to individual directors may do so by directing his or her communication to the following address: Princeton Bancorp, Inc., 183 Bayard Lane, Princeton, New Jersey 08540, Attention: Daniel O’Donnell, Executive Vice President, General Counsel and Chief Operating Officer. All shareholder communications, other than any communications we believe may pose a security risk, will be sent directly to the board of directors or to individual directors, as addressed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 4, 2024, the record date for the annual meeting, certain information concerning the ownership of our shares of common stock by (i) each person who is known by us to beneficially own more than five percent of the issued and outstanding shares, (ii) each of our directors and nominees, (iii) each named executive officer identified below in the section captioned “Executive Compensation,” and (iv) all directors and executive officers as a group.

Name and Address	Number of Shares Beneficially Owned [1]	Percentage of Ownership [2]
5% Shareholders:
Martin Tuchman [3] 4422 Route 27, Building A Kingston, NJ 08528	670,792	10.6%
AllianceBernstein L.P. 501 Commerce Street, Nashville, TN 37203	479,990	7.6%
Andrew M. Chon 230 Arreton Road Princeton, NJ 08540	371,208	5.9%
Directors, Nominees and Named Executive Officers:
Martin Tuchman [3]	670,792	10.6%
Stephen Distler [4]	191,492	3.0%
Robert N. Ridolfi [5]	115,363	1.8%
Stephen Shueh [6]	116,652	1.8%
Richard Gillespie [7]	101,261	1.6%
Ross Wishnick [8]	94,943	1.5%
Edward Dietzler [9]	75,594	1.2%
Daniel O’Donnell [10]	63,576	1.0%
Judith Giacin [11]	49,687	*
Stephanie Adkins [12]	35,449	*

All directors and executive officers as a group (14 persons) [13]	[•]	[•]

*	Less than one percent (1%).
[1]

Any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: voting power, which includes the power to vote, or to direct the voting of, our common stock; and/or, investment power, which includes the power to dispose, or to direct the disposition of, our common stock, is determined to be a beneficial owner of our common stock. Unless otherwise indicated, the beneficial owner has sole voting and investment power. Shares beneficially owned include options to purchase shares, which are currently exercisable or which will be exercisable within 60 days of March 4, 2024.

[2]

Based on shares issued and outstanding as of March 4, 2024. Percentage calculations presume that the identified individuals or group exercises all of his, her or their respective options and that no other holders of options exercise their options.

[3]

Mr. Tuchman serves as a director of the Company. His shares include 586,973 shares held by the Martin Tuchman Revocable Trust for which Mr. Tuchman serves as trustee. Pursuant to the Company’s articles of incorporation, Mr. Tuchman can only vote shares equaling 9.9% of the Company’s outstanding common stock, or 627,373 shares.

[4]	Includes options to purchase 17,000 shares and 33,446 shares held by a family limited partnership.
[5]	Includes options to purchase 17,000 shares, 13,500 shares held by a family limited partnership, and 23,775 shares held by the Robert N Ridolfi LLC 401k Plan.
[6]	Includes 76,064 shares managed by Roundview Capital LLC with respect to which Mr. Shueh holds voting and investment power, and options to purchase 17,000 shares.
[7]	Includes 6,250 shares with respect to which Mr. Gillespie shares voting and investment power, and options to purchase 17,000 shares.
[8]	Includes options to purchase 17,000 shares.
[9]	Includes options to purchase 32,900 shares.
[10]	Includes options to purchase 40,750 shares.
[11]	Includes options to purchase 17,000 shares.
[12]	Includes options to purchase 24,500 shares.
[13]	Includes options to purchase [•] shares.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

The names of our executive officers and certain information about them are set forth below. Biographical information for Edward J. Dietzler, President and Chief Executive Officer, is included in the “Election of Directors” section above. Additional information regarding the compensation of certain of our executive officers, referred to as our “named executive officers,” is included under “Executive Compensation” following the officer biographies below.

Daniel J. O’Donnell, Esq., Executive Vice President, General Counsel and Chief Operating Officer. Mr. O’Donnell has served in his current position for the Company since its formation in 2022 and for the Bank since February 2019. Prior to that time he served as Executive Vice President, General Counsel and Chief Risk Officer for five years. Mr. O’Donnell has over 20 years of experience in the financial services industry. Before joining The Bank of Princeton in February 2014, Mr. O’Donnell managed the Compliance Department at Cenlar FSB from September 2012 to January 2014 in his role as Assistant General Counsel. Prior to that, Mr. O’Donnell served from July 2009 to August 2012 as Chief Legal and Compliance Officer at First Bank, a community bank located in Hamilton Township, NJ. Prior to that, Mr. O’Donnell served from January 2001 to June 2008 as the Chief Legal Officer and Secretary of Yardville National Bank, a community bank located in Hamilton Township, NJ, where he oversaw the Legal, Compliance and Risk Departments of that bank. Mr. O’Donnell is actively involved in a number of community and charitable organizations in Mercer County, NJ, and serves on the boards of the 200 Club of Mercer County and the Friendly Sons & Daughters of St. Patrick of Mercer County. Mr. O’Donnell received a Bachelor of Business Administration in Accounting degree from the University of Notre Dame and a Juris Doctorate degree from St. John’s University School of Law. Mr. O’Donnell is 61 years of age.

Stephanie Adkins, Executive Vice President and Chief Lending Officer. Ms. Adkins joined The Bank of Princeton in February 2009 as Vice President, Commercial Lender with 30 years of banking experience. She was promoted to her current position as Executive Vice President and Chief Lending Officer in February 2018. She is formerly of Peapack-Gladstone Bank, where she was also a Vice President, Commercial Lender. She is currently a member of the American Bankers Association’s Commercial Real Estate Committee. Ms. Adkins is a graduate of Douglass College at Rutgers University, where she earned a BA in Economics. Ms. Adkins is 67 years of age.

George S. Rapp, Executive Vice President and Chief Financial Officer. Mr. Rapp has served in his current position for the Company since its formation in 2022. Mr. Rapp was appointed as the Bank’s Executive Vice President and Chief Financial Officer in March 2017. From February 2013 to May 2016, Mr. Rapp served as Vice President and Chief Financial Officer of Shore Bancshares, Inc. in Easton, Maryland, a bank holding company and a reporting company under the Securities Exchange Act of 1934. From 2010 to 2012, Mr. Rapp served as the Chief Financial Officer and one of the four executive founders of World Currency USA in Marlton, New Jersey, a provider of foreign currency exchange services to financial institutions. From 2005 to 2010, he served as the Chief Financial Officer of Harleysville National Corporation, a regional banking corporation in Harleysville, Pennsylvania, where he managed all financial functions including controller, treasury and shareholder relations. Between 1980 and 2005, Mr. Rapp held a variety of roles with various financial institutions, including as Chief Financial Officer, Senior Vice President & Chief Accounting Officer, Chief Operations Officer and Controller. Mr. Rapp is 71 years of age.

Christopher Tonkovich, Executive Vice President and Chief Credit Officer. Mr. Tonkovich joined the Bank in 2012 as Senior Vice President and Credit and Workout Director. He became Executive Vice President and Chief Credit Officer on February 25, 2019. He has over 30 plus years’ experience in the banking industry which included managing teams of commercial lenders, workout staff, and leasing divisions and serving as liaison to internal and external audit groups. His prior experience includes Summit Bank, where he was formally credit trained and went on to lead a commercial lending group. He also spent 17 years at Santander Bank where he managed the workout, leasing and aviation groups. He received degrees in finance and economics from Mount Saint Mary’s University in 1986. He is a current member of Robert Morris Association and Turnaround Management Association. Mr. Tonkovich is 62 years of age.

Matthew T. Clark, Executive Vice President and Chief Information Officer. Mr. Clark joined the Bank in January 2018 as Vice President and IT Director. In January 2019 he was promoted to Senior Vice President, and he assumed his present position in April 2021. Mr. Clark has over 30 years’ experience in the financial services industry, beginning his career in 1989 in the field of computer systems and network technologies at Pifer Financial Systems. Mr. Clark joined Merrill Lynch in 2004 and served as an Assistant Vice President managing the helpdesk that provided global technical support for the company’s internal banking platform. In 2009, Mr. Clark joined Philadelphia-based Prudential Bank as IT Director. During his tenure there, Mr. Clark aided in expanding the bank’s footprint from seven locations to thirteen, including one acquisition. As the Bank’s Chief Information Officer, Mr. Clark now directs all technology, cybersecurity, and digital banking initiatives. He is 53 years of age.

Jeffrey T. Hanuscin, Senior Vice President, Treasurer and Chief Accounting Officer. Mr. Hanuscin has served in his current position since the formation of the Company in 2022. He joined the Bank in October 2017 as Vice President, Director of Finance and assumed his current position as the Bank’s Senior Vice President and Chief Accounting Officer in May 2019.

Executive Compensation

Salary and other compensation types for our principal executive officer and our two most highly compensated executive officers other than our principal executive officer are presented in the table and narrative that follows. These executive officers are sometimes referred to as our “named executive officers.” Summary compensation information for the years ended December 31, 2023 and 2022 is set forth below.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)[1]	Nonequity Incentive Plan Compensation ($)[2]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[3]	All other compensation ($)[4]	Total ($)
Edward J. Dietzler,	2023	[•]	[•]	[•]	[•]	[•]	[•]	[•]
President and Chief Executive Officer	2022	525,000	—	202,192	331,541	216,619	38,842	1,314,194
Daniel O’Donnell,	2023	[•]	[•]	[•]	[•]	[•]	[•]	[•]
Executive Vice President, General Counsel and Chief Operating Officer	2022	460,000	—	173,312	290,493	141,707	32,101	1,097,613
Stephanie Adkins,	2023	[•]	[•]	[•]	[•]	—	[•]	[•]
Executive Vice President and Chief Lending Officer	2022	265,000	—	63,543	124,816	—	24,281	477,640

[1]

This column reflects the total grant date fair value for all restricted stock unit awards granted during the years ended December 31, 2023 and 2022, as applicable. The assumptions used in the calculation of these amounts are described in the Notes to our consolidated financial statements, which are included in the annual report accompanying this proxy statement.

[2]	Represents amounts awarded under the Bank’s Management Incentive Plan.
[3]

For each year, the amounts represent the change in the actuarial present value of the named executive officer’s accumulated benefit under his Supplemental Executive Retirement Plan (“SERP”) as computed on the pension plan measurement dates used for financial statement reporting purposes for the Company’s audited financial statements in the applicable fiscal year.

[4]

Compensation in this column includes the economic benefit accruing to each named executive officers under life insurance policies on his or her life, any automobile allowance, the Bank’s matching contribution to accounts under its 401(k) tax-deferred defined contribution retirement plan, cell phone allowances, cash contributed by the Bank for the executive’s account under the Bank’s Employee Stock Ownership Plan and used to purchase shares of the Company’s common stock, and/or club membership dues.

Employment and Other Agreements

Employment Agreements

The Bank maintains an employment agreement with each of Mr. Dietzler, Mr. O’Donnell and Ms. Adkins (each, an “Agreement”). Each Agreement provides the officer with an annual base salary, subject to discretionary increases by the Bank, and entitles him or her to participate in any officer benefit, incentive compensation plans and arrangements available to officers and executive officers of the Bank. The current 2024 base salaries for Messrs. Dietzler and O’Donnell and Ms. Adkins are $650,000, $540,000 and $304,500, respectively.

Under each Agreement, the officer’s employment may be terminated for specified events of Cause (as defined in the Agreement), in which case the parties’ obligations under the Agreement will cease. If the officer’s employment is terminated without Cause or if the officer terminates his or her employment for

Good Reason (as defined in the Agreement) and there has not been a Change in Control, the Bank will pay the officer a cash severance payment. Under the terms of the Dietzler and O’Donnell employment agreements, the cash severance payment would be equal to the sum of two times: (i) the officer’s then base salary and (ii) the officer’s three year average of his highest annual bonus paid (cash or stock) during the term of the Agreement. Under terms of the employment agreement with Ms. Adkins, the cash severance payment would be equal to her then current annual base salary.

Under the Agreement, if within twenty-four months of a Change in Control the Bank or its successor terminates an officer’s employment for reasons other than Cause, or the officer terminates his or her employment for Good Reason, the Bank (or its successor) will pay Messrs. Dietzler and O’Donnell, a lump sum cash severance payment equal to the sum of three times: (i) the officer’s then base salary and (ii) the officer’s three year average of his highest annual bonus paid (cash or stock) during the term of the Agreement and Ms. Adkins will receive a Change in Control lump sum cash severance payment equal to two times her base salary. In addition to the cash payment, the Bank or its successor will provide the officer and his or her eligible dependents, at no cost to him, with continued health and medical benefits for eighteen months following termination of employment.

If during the term of the Agreement, the officer voluntarily terminates his or her employment without Good Reason, retires or dies, the obligations of the parties under the Agreement will cease, unless the officer dies or becomes disabled after providing notice of termination for Good Reason, in which case, the officer, or his or her estate, as the case may be, will be entitled to the amounts described above.

During his or her employment and for a period of six months after a termination of employment, each Agreement prohibits the officer from competing with the Bank, soliciting the Bank’s customers and borrowers, and soliciting or endeavor to entice away from the Bank certain types of Bank employees within any county in which the Bank has a branch or loan production office. The Dietzler and O’Donnell employment agreements each provide for the reduction of any Change in Control payments to the officer to the extent necessary so that he will not receive “excess parachute payments” under Section 280G of the Internal Revenue Code, which would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, but only if, by reason of such reduction, the “net after-tax benefit” (as defined in the Agreement) to the officer will exceed the net after-tax benefit if such reduction were not made. Ms. Adkins’ employment agreement provides that the payments and benefits she will receive in the event of a Change in Control will be reduced to $1.00 less the value of three times her base amount as determined under Section 280G of the Internal Revenue Code (to the extent necessary to avoid excess parachute payments).

Supplemental Executive Retirement Plan

The Bank maintains a SERP for the benefit of Mr. Dietzler and Mr. O’Donnell. The board of directors believes that Mr. Dietzler and Mr. O’Donnell are critical to the successful execution of the Bank’s strategic plan, and therefore the Bank implemented the SERP to both incentivize and retain these executives.

The SERP provides these executives with supplemental retirement income payable in the form of a life annuity. Upon separation of service upon the attainment of age 65, the annual retirement benefit for Messrs. Dietzler and O’Donnell is $120,728 and $67,037, respectively. SERP benefits vest ratably over a four-year period that commenced in 2021. The executives will also fully vest in their SERP benefits in the event of a “Change in Control” (as defined in the SERP) of the Bank. In the event an executive experiences a separation from service for “Cause” (as defined in the SERP), the executive will forfeit his entire SERP benefit, regardless of vesting. In the event an executive has a separation from service prior to full vesting for reasons other than Cause or a Change in Control, the executive will receive a benefit equal to the vested portion of his account balance in the SERP, which is the amount accrued by the Bank under generally accepted accounting principles as of such date (the “Account Balance”.) Vested benefits are distributed upon: (i) the executive’s death; or (ii) the later of the executive’s attainment of age 65 (normal retirement age) or separation from service. In the event an executive dies while in active service with the Bank, his beneficiary will receive a lump sum payment equal to his Account Balance in the SERP at the time of death. In the event an executive dies while in pay status but before receiving 180 monthly payments, his beneficiary will receive the remaining Account Balance. If an executive has already received 180 monthly payments at the time of his death, his beneficiary will not be entitled to a death benefit. The SERP also provides that in connection with a Change in Control, a rabbi trust will be formed and the annuity placed in the trust.

See “ – Summary Compensation Table – Change in Pension Value and Non-qualified Deferred Compensation Earnings” for aggregate change in the actuarial present value of the accumulated benefit.

Equity Incentive Plans

The Company’s 2018 Equity Incentive Plan (“2018 Plan”) is the foundation for the Company’s long-term incentive compensation program. The 2018 Plan expands the types of equity-based awards that may be granted to employees, directors, consultants, and other service providers. The 2018 Plan permits the board of directors to grant stock options, restricted stock awards and restricted stock units (“RSUs”). The shares subject to or related to options, restricted stock awards and restricted stock units under the 2018 Plan are authorized and unissued shares of our common stock. The maximum number of shares that may be issued upon the exercise of options or the grant of restricted stock awards or RSUs under the 2018 Plan is 328,910. If and to the extent awards granted under the 2018 Plan terminate, expire, cancel or are forfeited without being exercised and/or delivered, the shares subject to such awards will again be available for grant under the 2018 Equity Plan. The 2018 Plan gives the compensation/HR committee and the board of directors the authority to determine the vesting schedule and other conditions of any equity-based award granted under the 2018 Plan.

The Company’s long-term incentive program grants the named executive officers Restricted Stock Units based on the Company’s performance for the applicable fiscal year. All long-term incentive awards vest ratably over a three (3) year period. The value of each RSU grant is determined as a percentage of each named executive officer’s base salary. In addition, the Bank’s short-term incentive plan (Management Incentive Plan), provides the compensation/HR committee with the discretion to pay annual bonuses in cash or stock.

In addition to the 2018 Plan, the Company maintains additional equity plans that have equity awards outstanding; however no further awards maybe granted under such plans. See Note 15 - Stock-Based Compensation to our consolidated financial statements, which is included in the annual report accompanying this proxy statement, for additional information regarding our equity awards, including the approach and assumptions used to value these awards. All outstanding options under these plans, and all outstanding restricted stock awards and RSUs under the 2018 Plan, will become fully vested and exercisable upon a change in control of the Company.

The Company made no stock option grants to its named executive officers or its directors in 2023.

Management Incentive Plan.

The Bank maintains the Management Incentive Plan to provide selected members of management, including our named executive officers with a short-term cash-based award in recognition for their collective and individual contributions to the success of the Bank. The plan focuses on performance measures that are critical to the Bank’s growth, profitability and maintenance of a strong capital position and provides each participant with a threshold, target and maximum incentive opportunity as a percentage of base salary. The 2023 incentive award opportunities, as a percentage of base salary, for Messrs. Dietzler and O’Donnell were 15%, 30% and 45%. Ms. Adkin’s had an incentive award opportunity of 15%, 25% and 35% of her base salary, respectively. The performance measures were: (1) net income (40% weighting), (2) net loan funding (10% weighting), (3) return on average assets (20% weighting) and (4) non-accrual + REO/total assets (20% weighting). While the primary focus of the plan in 2023 was on the Bank’s financial performance, the plan also included a qualitative component with a 10% weighting. The qualitative component consisted of risk management, governance and strategic initiatives. Management’s accomplishments in these areas were as follows:

Qualitative Measure	Assessment
Risk Management	Management established and continued to monitor significant policies and programs to measure, monitor and manage the Bank’s risk exposures and business activities. In addition, management continued its commitment to protecting client information and devoted significant time and attention to information security / cybersecurity risks through investment in cybersecurity software and training.

Governance

Management focused on corporate responsibility and ESG efforts in 2023 through participation in and implementation of several initiatives, including the following:

•  Employee Training and education opportunities, including training on diversity and inclusion issues.

•  Commitment to the communities served by the Bank with over $252,900____ contributed to over 175 charitable organizations and bank-wide participation in a variety of community outreach programs, including financial literacy and elder abuse/fraud.

Strategic Initiatives

Management successfully

•  Executed on its growth strategy by (1) completing its acquisition of Noah Bank and successfully integrating it into the Bank, and (2) negotiating a merger agreement with Cornerstone Financial Corporation that was signed in early 2024.

•  Completed its reorganization into a holding company structure to allow for greater flexibility in accomplishing strategic initiatives.

•  Continued execution of the Company’s Stock Repurchase Plan.

See “– Summary Compensation Table” for the dollar amount of the 2023 payouts to our named executive officers under the plan.

Employee Stock Ownership Plan

Effective January 1, 2021, the Bank adopted an employee stock ownership plan (“ESOP”) in order to enhance the Bank’s employee retirement program. Under the ESOP, all employees of the Bank who have attained age 21 and completed 1,000 hours of service during a six-month period following their date of hire become a participant in the ESOP on the first day of the month following their satisfaction of the plan’s eligibility requirements. The ESOP provides that each plan year, the Bank, at its discretion, may contribute cash to the ESOP Trust for the purpose of purchasing Company stock, or the Company may make a direct contribution of Company stock to the ESOP Trust. The Company stock is then allocated to the accounts of active participants based on each active participant’s plan compensation as a percentage of total plan compensation as of December 31 of each plan year. The board of directors of the Bank, in its sole discretion, determines the amount of any discretionary contributions that may be made and may elect to leverage our ESOP. The benefits allocated to participant ESOP accounts vest at a rate of 25% for each year of service in which a participant performs 1,000 hours of service. ESOP account balances become fully vested upon death, attainment of normal retirement age, termination of the ESOP or a change in control. All participants are entitled to direct the ESOP Trustee how to vote the shares of Bank stock allocated to their ESOP accountants. In addition, all dividends (if any) paid on the Bank stock held in the ESOP Trust will be allocated to the participant ESOP Accounts as earnings. The named executive officers are eligible to participate in our ESOP under the same terms and conditions as all of our employees. The amounts in the “Summary Compensation Table —All Other Compensation” include the 2023 and 2022 ESOP allocations to our named executive officers.

401(k) Plan

We maintain a 401(k) plan for our employees. Under the 401(k) plan, all employees are eligible to contribute the maximum allowed by the Internal Revenue Code. We may make discretionary matching contributions. During the years ended December 31, 2023 and 2022, matching contributions were made to certain of our named executive officers that elected to participate in our 401(k) plan. The named executive officers are eligible to participate in our 401(k) plan under the same terms and conditions as all of our employees. The amounts in the “Summary Compensation Table — All Other Compensation” column include 2023 and 2022 employer matching contributions under the 401(k) plan to our named executive officers.

PAY VERSUS PERFORMANCE

The following information about the relationship between executive compensation actually paid and certain financial performance of the Corporation is provided pursuant to Item 402(v) of SEC Regulation S-K.

Year	Summary Compensation Table Total for Principal Executive Officer (“PEO”)(1)		Compensation Actually Paid to PEO(2)		Average Summary Compensation Table Total for Non-PEO Named Executive Officers (“NEOs”)(3)		Average Compensation Actually Paid to Non-PEO NEOs(4)		Value of Initial Fixed $100 Investment Based On Total Shareholder Return (“TSR”)(5)		Net Income (Loss) (thousands)(6)
(a)	(b	)	(c	)	(d	)	(e	)	(f	)	(g	)
2023	[•]		[•]		[•]		[•]		[•]		[•]
2022	1,314,194		1,632,724		572,306		933,903		142.55		26,494
2021	1,072,265		1,199,591		449,666		714,099		128.11		22,486

(1)

The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Dietzler (President and Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.”

(2)

The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Dietzler, as computed in accordance with Item 402(v) of SEC Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Dietzler during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Dietzler’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards(a) ($)	Equity Award Adjustments(b) ($)	Compensation Actually Paid to PEO ($)
2023	[•]	[•]	[•]	[•]
2022	1,314,194	202,192	318,530	1,632,724
2021	1,072,265	132,995	127,327	1,199,592

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” columns in the Summary Compensation Table for the applicable year.

(b)

The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) an amount equal to the change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, an amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	[•]	([•])	N/A	[•]	N/A	[•]	[•]
2022	10,776	163,844	N/A	128,210	N/A	15,700	318,530
2021	49,027	60,302	N/A	11,722	N/A	6,275	127,327

(3)

The dollar amounts reported in column (d) represent the average of the amounts reported for our company’s named executive officers as a group (excluding Mr. Dietzler) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the named executive officers (excluding Mr. Dietzler) included for purposes of calculating the average amounts in each applicable year are as follows: for 2023 and 2022, Mr. O’Donnell, and Ms. Adkins.

(4)

The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the named executive officers as a group (excluding Mr. Dietzler), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the named executive officers as a group (excluding Mr. Dietzler) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the named executive officers as a group (excluding Mr. Dietzler) for each year to determine the compensation actually paid, using the same methodology described in Note 2 above:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments(a) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	[•]	[•]	[•]	[•]
2022	787,626	118,427	146,277	933,903
2021	650,307	73,483	63,792	714,099

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	[•]	([•])	N/A	[•]	N/A	[•]	[•]
2022	6,312	85,443	N/A	45,955	N/A	8,567	146,277
2021	27,089	23,914	N/A	9,661	N/A	3,127	63,792

(5)

Cumulative TSR is calculated by dividing the sum of the cumulative amount of cash dividends for the measurement period, assuming dividend reinvestment, and the difference between the Corporation’s share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period.

(6)	The dollar amounts reported represent the amount of net income (loss) reflected in our consolidated audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance Table.

Compensation Actually Paid and Net Income (Loss)

In 2022 and 2023, our net income has increased by 17.8% and [•], respectfully, and the compensation actually paid for both our PEO and non-PEO NEOs increased by 32.8% and [•], respectfully, in 2022 and 2023.

Compensation Actually Paid and Cumulative TSR

The amount of compensation actually paid to Mr. Dietzler, our PEO, and our named executive officers as a group, NEOs (excluding Mr. Dietzler) is aligned with the Company’s TSR over the two years presented in the table above. When using the value of stock at December 31, 2021 as a benchmark, and stating the value of an initial fixed investment of $100, our TSR rose to $142.55 in 2022 and $[•] in 2023. As reflected in the above analysis, the compensation actually paid also increased, by 32.8% in 2022, and [•]% in 2023. A significant portion of the compensation actually paid to the PEO and NEOs is comprised of both an increase in base salary in 2022 that reflected our strong performance in 2021 and equity awards, tranches of which were granted in 2022 and previous tranches vesting in 2022 causing a more significant rise in compensation actually paid for that year. Further information regarding these awards can be found above in our Summary Compensation Table.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information, as of December 31, 2023, with respect to our equity compensation plans.

Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights		Number of shares of common stock remaining available for future issuance under compensation plans
Equity Compensation Plans approved by security holders	[•]	$	[•]	[•]
Equity Compensation Plans not approved by security holders:	—		—	—
Total	[•]	$	[•]	[•]

Outstanding Stock Option and Other Equity Awards at Fiscal Year End

The following table provides certain information with respect to the named executive officers in the Summary Compensation Table set forth above concerning stock options and restricted stock awards which were outstanding on December 31, 2023. No other equity awards to executive officers were outstanding on December 31, 2023.

Outstanding equity awards at December 31, 2023

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)		Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)[12]
Edward Dietzler	1,400	[1]	—	14.03	2/18/2024	2,068	[9]	74,241
	2,600	[2]	—	16.29	12/17/2024	4,476	[10]	160,688
	6,400	[3]	—	17.13	3/24/2025	8,662	[11]	310,966
	7,500	[4]	—	32.00	3/15/2027
	15,000	[5]	—	32.69	5/30/2028
Daniel O’Donnell	3,250	[2]	—	16.29	12/17/2024	1,633	[9]	58,625
	5,000	[3]	—	17.13	3/24/2025	3,836	[10]	137,712
	10,000	[7]	—	22.00	4/10/2026	7,023	[11]	252,126
	7,500	[4]	—	32.00	3/15/2027
	15,000	[5]	—	32.69	5/30/2028
Stephanie Adkins	3,000	[3]	—	17.13	3/24/2025	653	[9]	23,443
	10,000	[8]	—	18.17	7/15/2025	1,406	[10]	50,475
	4,000	[7]	—	22.00	4/10/2026	2,107	[11]	75,641
	2,500	[4]	—	32.00	3/15/2027
	5,000	[5]	—	32.69	5/30/2028

[1]	Options granted on 2/18/2014.
[2]	Options granted on 12/17/2014.
[3]	Options granted on 3/24/2015
[4]	Options granted on 3/15/2017
[5]	Options granted on 5/30/2018
[7]	Options granted on 4/10/2016.
[8]	Options granted on 7/15/2015.
[9]	Consists of restricted stock units awarded granted on 1/27/2021 under the 2018 Plan, that vest in 1/3 installments over a three year period.
[10]	Consists of restricted stock units awarded granted on 1/26/2022 under the 2018 Plan, that vest in 1/3 installments over a three year period.
[11]	Consists of restricted stock units awarded granted on 1/25/2023 under the 2018 Plan, that vest in 1/3 installments over a three year period.
[12]	The market value of the units is determined by multiplying the closing market price of the Company’s common stock at December 29, 2023 (which was $ 35.90 per share) by the number of units of stock.

2023 Compensation of Directors

The following table presents all forms of compensation awarded to our non-employee directors for the year ended December 31, 2023.

Name	Fees earned or paid in cash ($)		Stock awards ($)	Restricted stock unit awards ($)[1]		All other compensation ($)[2]		Total ($)
Stephen Distler	[	•]	—	[	•]	—		[	•]
Judith Giacin	[	•]	—	[	•]	—		[	•]
Richard Gillespie	[	•]	—	[	•]	[	•]	[	•]
Robert N. Ridolfi	[	•]	—	[	•]	[	•]	[	•]
Stephen Shueh	[	•]	—	[	•]	[	•]	[	•]
Martin Tuchman	[	•]	—	[	•]	[	•]	[	•]
Ross Wishnick	[	•]	—	[	•]	—		[	•]

[1]

This column reflects the total grant date fair value for all restricted stock unit awards granted during the fiscal year ended December 31, 2023. The assumptions used in the calculation of these amounts are described in the Notes to our consolidated financial statements, which are included in the annual report accompanying this proxy statement.

[2]	Compensation in this column includes the economic benefit accruing to each named director for club membership dues paid by the Company.

As of December 31, 2023, each director had the following outstanding stock option and restricted stock unit awards:

Name	Option Awards	Restricted Stock Unit Awards[1]
Stephen Distler	17,000	1,000
Judith Giacin	17,000	1,000
Richard Gillespie	17,000	1,250
Robert N. Ridolfi	17,000	1,000
Stephen Shueh	17,000	1,000
Martin Tuchman	—	1,000
Ross Wishnick	17,000	1,000

[1]	Each restricted stock unit represents a contingent right to receive one share of Company common stock which right vests after a one-year cliff vesting period.

Director compensation has been limited to retainer fees earned or paid in cash and/or common stock, and non-qualified stock option grants or restricted stock units (RSU), normally awarded once per year. Fees earned or paid in cash and option and RSU grants are discretionary and are authorized by our board of directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our principal office and corporate headquarters are in a full-service banking facility located at 183 Bayard Lane, Princeton, New Jersey, containing approximately 6,100 rentable square feet on the first and second floors of the building. We lease these facilities from JAT Holdings, LLC (“JAT”), which is 100% owned by Stephen Distler. The lease is currently scheduled to expire on October 31, 2023. We have one five-year renewal option remaining, which could extend the lease term to October 31, 2028. The lease is “triple net,” and we pay all utilities (gas and electric) and maintenance, real-estate taxes, insurance and other expenses normally associated with leasehold premises. The rent is subject to annual increases based on the Consumer Price Index, not to exceed two percent per year. Prior to entering into the lease, our disinterested organizers concluded the rental amount represented fair market rent. In 2018, the Bank’s exercised its option and renewed the original lease for a period of an additional five years. This decision was approved by its disinterested and independent directors. In 2023 and 2022, we paid an annual rent and other charges of approximately $[•] and $303,000, respectively, to JAT.

In 2023, the Bank opened a branch in Kingston, New Jersey in a building owned by Princeton International Properties, Inc. (“PIP”), a company owned by Martin Tuchman. The Bank entered into a five-year lease with PIP that commenced on April 1, 2023, and has two five-year renewal options. The rent is currently $2,350 per month, with annual increases of 3% per year. The Bank paid PIP $21,150 during 2023.

We have loans extended to certain of our directors and their affiliates. These loans were made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with nonaffiliated persons, were made in the ordinary course of business, do not involve more than a normal risk of collectability or other unfavorable features including the restructuring of an extension of credit, or a delinquency as to payment of interest or principal, and were approved by the Bank’s board of directors.

CODE OF CONDUCT

The Company has adopted a code of conduct that applies to all employees of the Company, including the Company’s principal executive officer, principal financial officer and controller. The Company’s Code of Conduct is designed to deter wrongdoing and to promote: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) full, fair, accurate, timely, and understandable disclosure in reports and documents that a registrant files with, or submits to, the SEC and in other public communications made by the registrant; (3) compliance with applicable governmental laws, rules and regulations; (4) the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and (5) accountability for adherence to the code. The Company’s Code of Conduct is available on our website at www.thebankofprinceton.com within the Investor Relations section.

SHAREHOLDER PROPOSALS

Nominations of persons for election to the board of directors and the proposal of business to be considered by the shareholders at an annual meeting of shareholders may be made by any shareholder of the Company who was a shareholder of record at the time of the notice for the annual meeting and who is entitled to vote at the annual meeting. In order for a shareholder proposal other than a director nomination to be included in the Company’s proxy statement for the 2025 Annual Meeting of shareholders, in addition to meeting all of the requirements set forth in our bylaws, and all requirements of applicable securities laws, the Company must receive the proposal by December [•], 2024.

If the Company changes the date of its 2025 Annual Meeting to a date more than 30 days from the anniversary of the date of its 2024 Annual Meeting, then the deadline for submission of shareholder proposals will be changed to a reasonable time before the Company begins to print and mail its proxy materials. If the Company changes the date of its 2025 Annual Meeting in a manner that alters the deadline, the Company will so state under Part II, Item 5 of the first quarterly report on Form 10-Q it files with the SEC after the date change, or will notify its shareholders by another reasonable method.

The Company presently anticipates that its 2025 Annual Meeting of Shareholders will be held on or about April 22, 2025. The Company has made no decision as to whether it will permit shareholders to attend that meeting in person, virtually or by both means.

In accordance with the By-laws of the Company, a shareholder who desires to propose a matter for consideration at an annual meeting of shareholders must provide notice thereof in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of the Company at Princeton Bancorp, Inc., 183 Bayard Lane, Princeton, New Jersey 08540, not less than 90 days nor more than 150 days prior to such annual meeting. If the 2025 Annual Meeting of Shareholders is held on April 22, 2025, this period will begin on November 23, 2024, and end on January 22, 2025.

In accordance with the By-laws of the Company, any shareholder entitled to vote for the election of directors may nominate candidates for election to the board of directors provided that the shareholder has given proper notice of the nomination, as required by the By-laws, in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of the Company not less than 90 days prior to such annual meeting. Shareholder nominations for a director of the Company must include: (1) the name, age, business address and residence address, if known, of the nominee, (2) the principal occupation or employment of the nominee, (3) the number of shares of the Company’s Common Stock which are beneficially owned by the nominee, and (4) any such other information relating to the nominee as may be required under applicable law or requested by the board. The written notice should also include the name and address of the shareholder making the nomination and the number of shares of the Company’s Common Stock which are beneficially owned by the shareholder making the nomination. If the 2024 Annual Meeting of Shareholders is held on April 22, 2025, the shareholder must give notice to the Company in the manner described above by no later than January 22, 2025.

REPORTS AND OTHER DOCUMENTS

Annual Report and Disclosure Statement

A copy of the Bank’s 2023 Annual Report accompanies this proxy statement. On written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC (including a list briefly describing the exhibits thereto), to any record holder or beneficial owner of common stock on March 4, 2024, the record date for the annual meeting, or to any person who subsequently becomes such a record holder or beneficial owner. Additionally, our proxy statement and annual report to shareholders are available at www.edocumentview.com/bprn. Requests should be directed to the attention of Daniel O’Donnell, Executive Vice President, General Counsel and Chief Operating Officer, Princeton Bancorp, Inc., 183 Bayard Lane, Princeton, New Jersey 08540, (609) 454-0129. Requests may be made in writing or by telephone using the contact information above. The first copy of the annual report will be provided free of charge. The annual report has not been reviewed, or confirmed for accuracy or relevance, by the Securities and Exchange Commission.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act and related regulations of the SEC require the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities (“ten-percent holders”) to file reports of ownership and changes in ownership with the SEC. Officers, directors and ten-percent holders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, each of the Company’s officers, directors, and ten-percent holders complied with all Section 16(a) filing requirements applicable to him or her during the fiscal year ended December 31, 2023, except that Ms. Adkins inadvertently filed a Form 4 late, reporting one transaction; Mr. Dietzler inadvertently filed a Form 4 late, reporting one transaction; Mr. Rapp inadvertently filed a Form 4 late, reporting one transaction; and Ms. Giacin inadvertently filed a Form 4 late, reporting one transaction.

ENDORSEMENT LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 000001 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters — here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/BPRN or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/BPRN Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. 1. Election of eight directors to Princeton Bancorp, Inc.’s Board of Directors; For Withhold 01 - Richard Gillespie 04 - Robert Ridolfi 07 - Martin Tuchman For Withhold 02 - Stephen Distler 05 - Judith Giacin 08 - Edward Dietzler For Withhold 03 - Ross Wishnick 06 - Stephen Shueh + 2. Advisory vote to approve named executive officer compensation; For Against Abstain 3. A proposal to approve an amendment to Princeton Bancorp, Inc.’s Articles of Incorporation authorizing a class of 2,000,000 shares of preferred stock; and For Against Abstain 4. Proposal to ratify the selection of Wolf & Company, P.C. as Princeton Bancorp, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2024. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1UPX 608157 03Y6JD

The 2024 Annual Meeting of Shareholders of Princeton Bancorp, Inc. will be held on April 23rd, 2024 at 10:00AM EST, virtually via the Internet at meetnow.global/MZGAZP6 To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/BPRN IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. REVOCABLE PROXY — PRINCETON BANCORP, INC. + ANNUAL MEETING OF SHAREHOLDERS APRIL 23, 2024 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Daniel J. O’Donnell, with full power of substitution, to vote, as designated below, all the shares of Princeton Bancorp, Inc. common stock held of record by the undersigned at the close of business on March 4, 2024, at the annual meeting of shareholders to be held on April 23, 2024, and at any and all adjournments or postponements thereof. The undersigned hereby revokes any and all earlier-dated proxies with respect to such annual meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR the election of each of the board of directors’ director nominees and FOR the approval of proposals 2, 3 and 4 being submitted to the shareholders at the annual meeting. The board of directors recommends a vote FOR each of its director nominees, and FOR the approval of proposals 2, 3 and 4. Should a director nominee be unable to serve as a director, an event Princeton Bancorp, Inc. does not currently anticipate, the person named in this proxy reserves the right, in his discretion, to vote for a substitute nominee designated by the board of directors. This proxy may be revoked by delivering to the Secretary of Princeton Bancorp, Inc., before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later-dated proxy relating to the same shares of Princeton Bancorp, Inc. common stock, or by virtually attending the annual meeting via the Internet and voting online. Attendance at the annual meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of the person named in this proxy shall be deemed terminated and of no further force and effect. The undersigned acknowledges receipt from Princeton Bancorp, Inc., prior to the execution of this proxy, of the Notice of Annual Meeting scheduled to be held on April 23, 2024, the related Proxy Statement, and Princeton Bancorp, Inc.’s 2023 Annual Report. PLEASE VOTE BY TELEPHONE OR THE INTERNET, OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE (Continued, and to be marked, dated and signed, on the other side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +